                                    FORM S-8

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         CONSOLIDATED STORES CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                   06-1119097
       (State or other jurisdiction of                    (I.R.S. Employer
       incorporation or organization)                  Identification Number)

                       115 North Market Street, Suite 1300
                                  P.O. Box 8958
                           Wilmington, Delaware 19899
                         (Address of Principle Offices)

         CONSOLIDATED STORES CORPORATION 1996 PERFORMANCE INCENTIVE PLAN
                              (Full Title of Plan)

                            Albert J. Bell, Secretary
                         Consolidated Stores Corporation
                                Legal Department
                                 P. O. Box 28512
                                300 Phillipi Road
                            Columbus, Ohio 43228-0512
                     (Name and Address of Agent for Service)

                                 (614) 278-6800
          (Telephone Number, Including Area Code, of Agent for Service)

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------------------------
                                                       Proposed                    Proposed
Title of securities        Amount to be             maximum offering                maximum                    Amount of
  to be registered         registered               price per share*        aggregate offering price*       registration fee*
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01
par value per share      12,500,000 shares              $38.1875                 $477,343,750                $144,650

* Estimated soley for the purpose of calculating the registration fee pursuant to Rule 457(c), on the basis of $38.1875 the average of the high and low prices of shares on the New York Stock Exchange on July 21, 1997.


                                     PART I

The document(s) containing the information specified in Part I of the instructions to Form S-8 will be sent or given to employees as specified in Rule 428(b)(1), and are not being filed with the Commission as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The registrant represents that incorporated in this registration statement by reference are (a) the registrant's latest annual report filed pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; (b) all other reports filed by the registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of the fiscal year covered by the registrant document referred to in (a) above; and (c) that certain Registration No. 333-2545, and all subsequent amendments thereto, concerning the class of Consolidated Stores Corporation Common Stock, $.01 par value.

Item 4. DESCRIPTION OF SECURITIES

Not applicable.

Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not applicable.

Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article Seven of the registrant's Certificate of Incorporation eliminates the personal liability to the registrant or its stockholders of directors of the registrant for monetary damages for breach of fiduciary duty as a director pursuant to Delaware General Corporation Law Section 102. Such elimination of liability is subject to the limitations imposed by Delaware General Corporation Law Section 102 which prohibits the elimination or limitation of a director's personal liability: (i) for any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

Section 5 of Article V of the Company's By-Laws states as follows:

"The Corporation shall indemnify to the full extent authorized by law any person made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a director, officer, employee or agent of the Corporation or is or was serving, at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise."

     Section 145 of the Delaware General Corporation Law provides, generally, that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any suit or proceeding because such person is or was a director, officer, employee or agent of the corporation or is or was serving, at the request of the corporation, as a director, officer, employee or agent of another enterprise against all costs actually and reasonably incurred by him in connection with such suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Similar indemnity is permitted to be provided to such persons in connection with an action or suit by or in the right of a corporation, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that such person shall not have been adjudged liable to the corporation.

In addition, the Company has entered into indemnification agreements with the directors and key officers of the Company. The agreements (a) confirm the existing indemnification provided under the Company's By-Laws and assure that this indemnification will continue to be provided despite future changes in the Company's By-Laws, (b) provide that if the Company does not maintain directors' and officers' liability insurance, the Company will, in effect, be a self-insurer of such insurance coverage, and (c) provide that, in addition, indemnifiable persons be indemnified to the fullest extent permitted by law against all expenses (including legal fees), judgments, fines and settlement amounts paid or incurred by such persons in any action or proceeding, including any action by or in the right of the Company, on account of service as a director, officer, employee or agent of the Company or on account of service at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.


Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions or agreements, the Company has been informed that in the opinion of the Securities and Exchange Commission (the "Commission") such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The Company has obtained directors' and officers' insurance which insures directors and officers of the Company against wrongful acts as a director or officer, including civil liabilities pursuant to the Securities Act.

Item 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8. EXHIBITS

See "Exhibit Index" herein.

Item 9. UNDERTAKINGS

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants annual report pursuant to section 13(a) or section 15(d) of the Securities exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

The undersigned registrant hereby undertakes further:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                [THE BALANCE OF THIS PAGE IS INTENTIONALLY BLANK]

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on this 24th day of July, 1997.

                                       CONSOLIDATED STORES CORPORATION

       Date:    July 24, 1997        By:  /s/ William G. Kelley
                                            -----------------------------------
                                            William G. Kelley
                                            Chairman of the Board and Chief
                                             Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

       Date:    July 24 , 1997            /s/ William G. Kelley
                                          ------------------------------------
                                          William G. Kelley
                                          Chairman of the Board and Chief
                                           Executive Officer

       Date:    July 24 , 1997            /s/ Michael L. Glazer
                                          ------------------------------------
                                          Michael L. Glazer
                                          President

       Date:    July 24 , 1997            /s/ Michael J. Potter
                                          --------------------------------------
                                          Michael J. Potter
                                          Senior Vice President, Chief Financial
                                           and Accounting Officer

       Date:    July 24 , 1997

       Sheldon M. Berman       William G. Kelley           Nathan Morton
       W. Eric Carlborg        David T. Kollat             Dennis B. Tishkoff
       Michael L. Glazer       Brenda J. Lauderback        William A. Wickham

                                                                      Directors

Albert J. Bell, by signing his name hereto, does hereby sign this Form S-8 pursuant to the Powers of Attorney executed by the Directors named, filed with the Securities and Exchange Commission on behalf of such Directors, all in the capacities indicated and on the date stated, such persons being a majority of the Directors of the Registrant.

       Date:    July 24 , 1997            /s/ Albert J. Bell
                                          --------------------------------------
                                          Albert J. Bell
                                          Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit No                           Document
----------    ------------------------------------------------------------------

   3(a) Form of Restated Certificate of Incorporation of the Company (Exhibit 4(a) to the Company Registration
              Statement (No. 33-6086) on Form S-8 and incorporated herein by reference)

   3(b) Amended and Restated By-laws of the Company (Exhibit 3(c) to the Company's Annual Report on Form 10-K for the year ended February 3, 1990 and incorporated herein by reference)

   3(c) Amendment to By-laws dated April 14, 1992 (Exhibit 3(c) to the Company's Annual Report on Form 10-K for the year ended February 1, 1992 and incorporated herein by reference)

   4(a) Specimen Stock Certificate (Exhibit 4(a) to the Company's Annual Report on Form 10-K for the year ended February 1, 1992 and incorporated herein by reference)

   4(b) Summary of Rights to Purchase Preferred Stock (Exhibit 4(b) to the Company's Annual Report on Form 10-K for the year ended February 3, 1990 and incorporated herein by reference)

   4(c) Rights Agreement between the Company and National City Bank (Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended February 3, 1990 and incorporated herein by reference)

   4(d) Form of Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock of the Company (Exhibit 4(d) to the Company's Annual Report on Form 10-K for the year ended February 3, 1990 and incorporated herein by reference)

   5*         Opinion of Counsel re Legality

   10(a)* Consolidated Stores Corporation 1996 Performance Incentive Plan as Amended and Restated on July 23, 1996

   10(a)(i) Consolidated Stores Corporation Directors Stock Option Plan (Exhibit 10(q) to the Company's Registration
              Statement (No. 33-42502) on Form S-8 and incorporated herein by reference)

   10(a)(ii)  Consolidated Stores Corporation Amended and Restated
              Directors Stock Option Plan (Exhibit 10(c)(ii) to the Company's Annual Report on Form 10-K for the year ended February 1, 1992 and incorporated herein by reference)

   10(b) Consolidated Stores Corporation Supplemental Savings Plan (Exhibit 10(r) to the Company's Registration Statement (No. 33-42692) on Form S-8 and incorporated herein by reference)

   10(c) CSIC Pension Plan and Trust dated March 1, 1976 (Exhibit 10(h)(ii) to the Company's Registration Statement (No. 2-97642) on Form S-1 and incorporated herein by reference)

   10(c)(i)   Amendment to CSIC Pension Plan and Trust (Exhibit
              10(h)(ii) to the Company's Registration Statement (No. 2-97642) on Form S-1 and incorporated herein by reference)

Exhibit No                           Document
----------   -------------------------------------------------------------------

   10(c)(ii)  Amendment No. 2 to CSIC Pension Plan and Trust (Filed as an
              Exhibit to the Company's Registration Statement (No. 33-6086) on Form S-8 and incorporated herein by reference)

   10(d) Amended and Restated Credit Agreement dated as of May 3, 1996, by and among Consolidated Stores Corporation, an Ohio corporation (the "Borrower"), the BANKS (as defined), and The Bank of New York, in its capacity as Syndication Agent and as Managing Agent, National City Bank of Columbus, in its capacity as Administrative Agent ("Administrative Agent") and as Managing Agent, PNC Bank, Ohio, National Association, in its capacity as Arranger, as Documentation Agent (the "Documentation Agent") and as Managing Agent , Bank One, Columbus, N.A., in its capacity as Managing Agent, and National City Bank in its capacity as Managing Agent (Exhibit 10(d) to the Company's Annual Report on Form 10-K for the year ended February 1, 1997 and incorporated herein by reference)

   10(e) Consolidated Stores Corporation 7% Senior Subordinated Note due May 4, 2000 (Exhibit 10(b) to the Company's Current Report on Form 8-K dated May 10, 1996, and incorporated herein by reference)

   10(e)(i) Indenture, dated as of May 5, 1996, between Consolidated Stores Corporation, an Ohio corporation, and The Bank of New York, a New York banking corporation (the "Trustee") for the equal and ratable benefit of the Holders of the Company's Subordinated Notes due May 4, 2000 (Exhibit 10(b)(i) to the Company's Current Report on Form 8-K dated May 10, 1996, and incorporated herein by reference)

   10(e)(ii)  First Supplemental Indenture, dated as of January 22, 1997, among
              Consolidated Stores Corporation, an Ohio corporation, and The Bank of New York, a New York banking corporation (Exhibit 10(e)(ii) to the Company's Annual Report on Form 10-K for the year ended February 1, 1997 and incorporated herein by reference)

   10(f) Stock Purchase Agreement dated as of March 25, 1996 between Melville Corporation and Consolidated Stores Corporation relating to the purchase and sale of 100% of the Common Stock of Kay-Bee Center, Inc. (Exhibit B to the Company's Current Report on Form 8-K dated April 8, 1996, and incorporated herein by reference)

   10(f)(i) Amendment No. 1 to Stock Purchase Agreement dated as of March 25, 1996 between Melville Corporation and Consolidated Stores Corporation relating to the purchase and sales of 100% of the Common Stock of Kay-Bee Center, Inc. (Exhibit 10 to the Company's Current Report on Form 8-K dated May 10, 1996, and incorporated herein by reference)

     10(g) Employment Agreement with William G. Kelley (Exhibit 10(r) to the Company's Annual Report on Form 10-K for the year ended February 3, 1990 and incorporated herein by reference)

Exhibit No                      Document
----------    -----------------------------------------------------------------

   10(g)(i) Amendment No. 1 to Employment Agreement with William G. Kelley (Exhibit 10(f)(i) to the Company's Annual Report on Form 10-K for the year ended February 3, 1996 and incorporated herein by reference)

   10(h) Employment Agreement with Armen Bahadurian (Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended July 29, 1995, and incorporated herein by reference)

   10(i) Employment Agreement with Charles Freidenberg (Exhibit 10(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended July 29, 1995, and incorporated herein by reference)

   10(j) Employment Agreement with Michael L. Glazer (Exhibit 10(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended July 29, 1995, and incorporated herein by reference)

   10(k) Employment Agreement with C. Matthew Hunnell (Exhibit 10(d) to the Company's Quarterly Report on Form 10-Q for the quarter ended July 29, 1995, and incorporated herein by reference)

   10(l) Consolidated Stores Corporation 1987 Restricted Stock Plan as amended and restated (Exhibit 10(p)(i) to the Company's Annual Report on Form 10-K for the year ended February 3, 1990 and incorporated by reference herein)

   10(m) Consolidated Stores Corporation Savings Plan and Trust, as amended and restated (Exhibit 10(q)(i) to the Company's Annual Report on Form 10-K for the year ended February 3, 1990 and incorporated by reference herein)

   10(n) The Consolidated Stores Corporation Key Associate Annual Incentive Compensation Plan (Exhibit 10(n) to the Company's Annual Report on Form 10-K for the year ended February 1, 1997 and incorporated herein by reference)

   10(o) Form of Executive Severance Agreement of the Company (Exhibit 10(s)(i) to the Company's Annual Report on Form 10-K for the year ended February 3, 1990 and incorporated herein by reference)

   10(p) Consolidated Stores Executive Benefits Plan (Exhibit 10(t) to the Company's Annual Report on Form 10-K for the year ended February 3, 1990 and incorporated herein by reference)

   21 List of subsidiaries of the Company (Exhibit 21 to the Company's Annual Report on Form 10-K for the year ended February 1, 1997 and incorporated herein by reference)

   23*        Consent of Deloitte & Touche LLP

   24 Power of Attorney for William G. Kelley, Michael L. Glazer and Michael J. Potter (Exhibit 24 included in Part II of the Company's Registration Statement (No. 333-2545) on Form S-3 and incorporated herein by reference)

Exhibit No                           Document
---------- ---------------------------------------------------------------

  24.1 Power of Attorney for David T. Kollat (Exhibit 24.1 to the Company's Registration Statement (No. 333-2545) on Form S-3 and incorporated herein by reference)

  24.2 Power of Attorney for Nathan P. Morton (Exhibit 24.2 to the Company's Registration Statement (No. 333-2545) on Form S-3 and incorporated herein by reference)

  24.3 Power of Attorney for Dennis B. Tishkoff (Exhibit 24.4 to the Company's Registration Statement (No. 333-2545) on Form S-3 and incorporated herein by reference)

  24.4 Power of Attorney for William A. Wickham (Exhibit 24.5 to the Company's Registration Statement (No. 333-2545) on Form S-3 and incorporated herein by reference)

  24.5 Power of Attorney for Sheldon M. Berman (Exhibit 24.6 to the Company's Registration Statement (No. 333-2545) on Form S-3 and incorporated herein by reference)

  24.6*    Power of Attorney for W. Eric Carlborg

  24.7*    Power of Attorney for Brenda J. Lauderback

  27 Financial Data Schedule (Exhibit 27 to the Company's Annual Report on Form 10-K for the year ended February 1, 1997 and incorporated herein by reference)